Exhibit 99.1

INDEX

iOra Software Limited and Subsidiary

Index to the Unaudited Condensed Consolidated Financial Statements

Condensed Consolidated Balance Sheets as of September 30, 2016 (Unaudited) and December 31, 2015	F-1

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) for the three and nine months ended September 30, 2016 and 2015 (Unaudited)	F-2

Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2016 and 2015 (Unaudited)	F-3

Notes to the Unaudited Condensed Consolidated Financial Statements	F-4

iOra Software Limited and Subsidiary
Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2016	2015
	(Unaudited)
ASSETS

Current assets
Cash	$-	$274
Accounts receivables	49,229	23,500
Other prepaid expenses	35,120	49,576
Total current assets	84,349	73,350

Furniture, equipment and software, net	64,359	99,059
Intangible asset, net	137,136	233,385
Deposit	33,598	36,199
Total assets	$319,442	$441,993

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Bank overdraft	$503	$261
Accounts payable and accrued liabilities	540,018	409,648
Accrued payroll	383,339	586,988
Loan payable, net of discount of $0 and $16,813, respectively	981,990	657,306
Due to related party	1,030,744	699,391
Deferred income - short-term portion	952,582	1,320,571
Total current liabilities	3,889,176	3,674,165

Deferred income - long-term portion	169,259	781,254
Total liabilities	4,058,435	4,455,419

Stockholder’s deficit
Common stock, $1 par value, 100 shares authorized ,issued and outstanding as of September 30, 2016 and 1 share authorized, issued and outstanding as of December 31, 2015	130	1
Accumulated other comprehensive income	542,817	178,586
Accumulated deficit	(4,281,940)	(4,192,013)
Total stockholder’s deficit	(3,738,993)	(4,013,426)
Total liabilities and stockholder’s deficit	$319,442	$441,993

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-1

iOra Software Limited and Subsidiary
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

	Three Months ended September 30, 2016	Three Months ended September 30, 2015	Nine Months ended September 30, 2016	Nine Months ended September 30, 2015

Revenues
License revenue	$440,493	$105,780	$483,998	$170,949
Service revenue	386,813	341,730	1,154,609	923,898
Total revenues	827,306	447,510	1,638,607	1,094,847

Cost of revenues	(629)	(12,721)	(4,998)	(10,854)
Total cost of revenues	(629)	(12,721)	(4,998)	(10,854)

Gross profit	826,677	434,789	1,633,609	1,083,993

Operating expenses
Selling expense	30,407	41,252	68,395	131,992
General and administrative expense	298,193	622,135	1,020,932	1,787,635
Management Fees – related party	202,057	202,069	593,504	606,208
Total operating expenses	530,657	865,456	1,682,831	2,525,835

Income (loss) from operations	296,020	(430,667)	(49,222)	(1,441,842)

Interest expense	(31,097)	(15,284)	(40,576)	(30,647)
Total other expense	(31,097)	(15,284)	(40,576)	(30,647)
Income (loss) from operations before provision for income taxes	264,923	(445,951)	(89,798)	(1,472,489)

Benefit (provision) for income taxes	-	-	-	-

Net income (loss)	$264,923	$(445,951)	$(89,798)	$(1,472,489)

Other comprehensive income (loss)
Currency translation adjustments	121,410	61,874	364,231	185,621
Comprehensive income (loss)	$386,333	$(384,077)	$274,433	$(1,286,868)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-2

iOra Software Limited and Subsidiary
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months ended September 30, 2016	Nine Months ended September 30, 2015

OPERATING ACTIVITIES
Net loss	$(89,798)	$(1,472,489)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	97,226	118,872
Amortization on loan discount	11,807	22,495
Changes in operating assets and liabilities:
Receivables	(29,201)	604,433
Other assets	6,176	70,862
Deferred revenue	(814,633)	(767,835)
Prepaid expenses	1,399	(28,320)
Accrued expenses and others	(159,935)	517,576
Accounts payable	179,753	70,588
Due to related parties	402,343	876,317
Net cash (used in) provided by operating activities	(394,863)	12,499

INVESTING ACTIVITIES
Purchase of fixed assets	-	(5,944)
Proceeds from sale of fixed assets	-	2,231
Net cash used in investing activities	-	(3,713)

FINANCING ACTIVITIES
Proceeds from factoring loan	410,003	-
Bank overdraft	290	6,446
Net cash provided by financing activities	410,293	6,446

Effect of rate changes on cash	(15,704)	(17,945)
NET CHANGE IN CASH	(274)	(2,713)

CASH AND CASH EQUIVALENTS
BEGINNING OF PERIOD	274	2,713
END OF PERIOD	$-	$-

SUPPLEMENTAL DISCLOSURES:
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-3

iOra Software Limited and Subsidary

Notes to the Condensed Consolidated Financial Statements

For the nine months ended September 30, 2016 and 2015

(Unaudited)

1. Description of the Company

iOra Software Limited (the “Company” or “iOra”) principal activity is, by utilizing its unique Geo-Replicator platform, the replication of SharePoint content to branch office servers, to provide remote users with faster access to SharePoint content, as well as mobile workers access to SharePoint offline on their laptops.

Corporate Structure and Business

The Company is a software company headquartered in the United Kingdom. The Company has one wholly owned subsidiary, iOra Inc, a Delaware Corporation.  The primary purpose of iOra Inc is identical to that of the Company with its clients predominantly based in the United States of America.

Corporate History

The Company is a global replication software provider with multiple-patented technology which assists in the transfer and replication of mission-critical data over low bandwidth connections such as satellite links. Basically, we can ensure data updates are moved very efficiently over tiny bandwidths.

Originally founded in 1997 to solve specific data replication issues, the Company has grown over time to create robust patents in key geographies and has a solution used by globally recognized customers.

The Company customers have significant operations across more than 25 countries including many of the world’s largest military organizations and private sector multinationals.

Growth opportunities are driven by the explosion in data and increasingly decentralized IT infrastructures versus the constraints of low bandwidth connections in difficult to access territories such as military bases, commercial sites in inhospitable parts of the world and marine to shore communications, including the need for essential back up of cloud data.

The Company is a patented technologies for complex data transfer and wishes to grow both organically and by the strategic acquisitions of complementary businesses to be the standard replication offering in both the defence and commercial sectors.

2. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company (a United Kingdom Corporation) and its wholly owned subsidiary, iOra Inc. All significant intercompany transactions have been eliminated in consolidation.

F-4

Basis of Presentation

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, the accompanying balance sheets and related interim statements of operations and cash flows, include all adjustments, consisting only of normal recurring items, necessary for their fair presentation in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted. It is suggested that these condensed consolidated financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2015 audited financial statements. The results of operations for the nine months ended September 30, 2016 and 2015 are not necessarily indicative of the operating results for the full year.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Management uses its historical records and knowledge of its business in making estimates.  Accordingly, actual results could differ from those estimates.

Cash Equivalents

The Company considers deposits that can be redeemed on demand and investments that have original maturities of less than three months, when purchased, to be cash equivalents.

Concentration of Credit Risk for Cash Deposits at Banks

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits.

The Company’s parent company, Stocksfield Limited, had an overdraft facility with the Company’s bankers, Coutts & Co until June 2016. The facility was available for use by all entities within the Stocksfield Limited Group. The overdraft facility had a maximum drawdown limit of $354,321 (£240,000).

As additional security for the facility in case of default, on February 26, 2014, the Company pledged its assets to this facility. Furthermore, Stocksfield Limited, Mckinley Software Limited, Lexalytics Limited and the Company entered into a separate Corporate Cross Guarantee on May 12, 2015 as further security for this facility.

Effective as of June 2016, the Stocksfield Limited Group overdraft borrowing was consolidated into a term loan. The loan was agreed for a sum of $312,297 at an annualized interest rate of 4% above the bank’s base rate (bank’s base rate at date of signature being 0.5% per annum) repayable quarterly. The loan would be repaid in equal monthly installments of $32,531. To date all monthly repayments have been met. The final repayment date of the loan is scheduled for May 2017. As of September 30, 2016 and December 31, 2015, the Company has an overdraft balance that related to this loan of $503 and $261, respectively.

F-5

Accounts Receivable

Accounts receivable represent balances related to products sold for which the Company has not received the related funds from various financial institutions as of the reporting period. Interest is not accrued on accounts receivable and all receivables are received within ninety days of the end of the reporting period. As such, the Company has no allowance for doubtful accounts as of September 30, 2016 and December 31, 2015.

Fair Value of Financial Instruments

The Company measures fair value based on the prices that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are based on a three tier hierarchy that prioritizes the inputs used to measure fair value, using quoted prices in active markets for identical assets (Level 1); significant other observable inputs (Level 2); and significant unobservable inputs (Level 3).

The Company did not have any assets measured at fair value on a recurring basis at September 30, 2016 and December 31, 2015.

The Company believes the carrying amounts of cash and cash equivalents, accounts receivable, other current assets, accounts payable, accrued salaries, wages and payroll taxes, and other accrued expenses are a reasonable approximation of the fair value of those financial instruments because of the nature of the underlying transactions and the short-term maturities involved.

Intangible asset, net

Intangible assets include customer contracts purchased and recorded based on the cost to acquire them. These assets are amortized over 5 years. Useful lives of intangible assets are periodically evaluated for reasonableness and the assets are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may no longer be recoverable.

In accordance with ASC 350-30-65, “Intangibles - Goodwill and Others”, the Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

Factors the Company considers to be important which could trigger an impairment review include the following:

●	Significant underperformance relative to expected historical or projected future operating results;
●	Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and
●	Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows.

The Company did not consider it necessary to record any impairment charges during the nine months ended September 30, 2016 and the year ended December 31, 2015.

F-6

Basis for Recording Fixed Assets, Lives, and Depreciation Methods

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. The Company uses other depreciation methods for tax purposes where appropriate. The estimated useful lives for significant property and equipment categories are as follows:

Furniture and fixtures	3 years
Computers and equipment	2 years
Office equipment	3 years
Software	2 years
Leasehold improvement	5 years

Revenue Recognition

Revenue comprises revenue recognized by the Company in respect of goods and services supplied during the year, exclusive of Value Added Tax and trade discounts.

Software license fees are recognized as revenue when delivery of the software has occurred provided a signed agreement is in place, the license fee is fixed and determinable, no specific vendor obligations remain and the collection of the fee is probable.

Maintenance contracts are invoiced in advance and income is recognized on a straight line basis over the life of the contract. Where receipts exceed recognized income on a contract the Company defers the relevant amount to be released over the remainder of the contract.

For certain key customer contracts the Company utilizes the services of sales partners who assist with the concluding of these contracts. In certain, but not all, instances a fee is agreed with the partner for providing these services. Where a sales partner is used the partner is invoiced directly and they are responsible for invoicing the final customer. When a fee is agreed it is netted off the face value of the amount invoiced to the sales partner in order to arrive at the sales figure. The Company is of the view that this accurately reflects the substance of the underlying transaction and relationship and other alternatives would result in an overstatement of revenue.

In accordance with ASC 605-25, Revenue Recognition — Multiple-Element Arrangements, based on the terms and conditions of the product arrangements, the Company believes that its products and services can be accounted for separately as its products and services have value to the Company’s customers on a stand-alone basis.

Income Taxes

The Company accounts for income taxes under the liability method in accordance with FASB ASC 740-10. Under this standard, deferred income tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using the enacted tax rates expected to be in effect for the year in which the differences are expected to reverse.

Deferred income tax assets are reduced by a valuation allowance when the Company is unable to make the determination that it is more likely than not that some portion or all of the deferred income tax asset will be realized.

F-7

Earnings (Loss) per Share

The Company utilizes FASB ASC 260. Basic earnings per share is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Common equivalent shares are excluded from the computation if their effect is anti-dilutive.

Foreign Currency Translation

The Company’s reporting currency is US Dollars. The accounts of iOra are maintained using the appropriate local currency, Great British Pound, as the functional currency. All assets and liabilities are translated into U.S. Dollars at balance sheet date, shareholders' equity is translated at historical rates and revenue and expense accounts are translated at the average exchange rate for the year or the reporting period. The translation adjustments are reported as a separate component of stockholders’ equity, captioned as accumulated other comprehensive income (loss). Transaction gains and losses arising from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the statements of operations.

The relevant translation rates are as follows: for the nine months ended September 30, 2016 closing rate at 1.30124 US$: GBP, average rate at 1.38236 US$: GBP, for the year ended December 31, 2015 closing rate at 1.47663 US$: GBP, average rate at 1.51637 US$: GBP and for nine months ended September 30, 2015 average rate at 1.56452 US$: GBP.

Accumulated Other Comprehensive Income (Loss)

Comprehensive income (loss) is comprised of net income (loss) and all changes to the statements of stockholders’ equity. For the Company, comprehensive income (loss) for the nine months ended September 30, 2016 and 2015 included net income (loss) and unrealized gains from foreign currency translation adjustments.

Recent Accounting Pronouncements

ASU 2016-15

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, in an effort to reduce the diversity of how certain cash receipts and cash payments are presented and classified in the statement of cash flows. The amendments of this ASU are effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted. The Company is currently assessing the potential impact this ASU will have on the financial statements and related disclosures.

ASU 2015-14

In August 2015, the FASB issued ASU No. 2015-14, Revenue From Contracts With Customers (Topic 606)." The amendments in this ASU defer the effective date of ASU 2014-09. Public business entities should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. We are still evaluating the effect of the adoption of ASU 2014-09.

ASU 2015-05

In April 2015, the FASB issued ASU 2015-05, "Intangibles - Goodwill and Other - Internal-Use Software (Subtopic 350-40)." ASU 2015-05 provides guidance regarding the accounting for a customer's fees paid in a cloud computing arrangement; specifically, about whether a cloud computing arrangement includes a software license, and if so, how to account for the software license. ASU 2015-05 is effective for public companies' annual periods, including interim periods within those fiscal years, beginning after December 15, 2015 on either a prospective or retrospective basis. Early adoption is permitted. We do not expect the adoption of ASU 2015-05 to have a material effect on our financial position, results of operations or cash flows.

F-8

ASU 2015-02

In February 2015, the FASB issued ASU No. 2015-02, "Consolidation (Topic 810): Amendments to the Consolidation Analysis," which is intended to improve targeted areas of consolidation guidance for legal entities such as limited partnerships, limited liability corporations, and securitization structures (collateralized debt obligations, collateralized loan obligations, and mortgage-backed security transactions). The ASU focuses on the consolidation evaluation for reporting organizations that are required to evaluate whether they should consolidate certain legal entities. In addition to reducing the number of consolidation models from four to two, the new standard simplifies the FASB Accounting Standards Codification and improves current U.S. GAAP by placing more emphasis on risk of loss when determining a controlling financial interest, reducing the frequency of the application of related-party guidance when determining a controlling financial interest in a variable interest entity ("VIE"), and changing consolidation conclusions for companies in several industries that typically make use of limited partnerships or VIEs. The ASU will be effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. We do not expect the adoption of ASU 2015-02 to have a material effect on our financial position, results of operations or cash flows.

The Company has evaluated other recent pronouncements and believes that none of them will have a material impact on the Company's financial position, results of operations or cash flows.

3. Going Concern

For the nine months ended September 30, 2016, the Company generated a net loss of $89,798 and had a negative working capital of $3,804,827, which can indicate a material uncertainty over the ability of the Company to continue as a going concern. Included within net liabilities is a balance of $1,121,841 relating to deferred income and a balance of $1,030,744 due to Stocksfield Limited, the immediate parent undertaking.

The $1,121,841 deferred income balance arises from the revenue recognition policy explained further in the Revenue recognition footnote and is in line with current accounting standards. The balance principally relates to maintenance contracts which are invoiced in advance but, as the contract is delivered over time, the balance is recognized as revenue over the life of the contract.

As of September 30, 2016, the directors can foresee no circumstance where the immediate parent undertaking, Stocksfield Limited, would seek to collect the balance of $1,030,744 due.

F-9

The Company manages its working capital on an aggregate basis with other members within the same group and uses a group financial structure. As a result of this, the ability for the Company to continue as a going concern is linked to other companies within the Stocksfield Group comprising Stocksfield Limited, being the parent entity, McKinley Software Ltd, Lexalytics Limted and iOra Software Limited, being the holding company of iOra Inc.

The directors have prepared the accounts on a going concern basis as Durham Capital SA, a third party financier securitization vehicle based in Luxembourg, has continued to fund the group and provide working capital enabling it to meet its liabilities as they fall due.

While the Company is putting forth its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These unaudited condensed consolidated financial statements do not include any adjustments relating to recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might arise from this uncertainty.

4. Property and Equipment

Property and equipment consisted of the following:

	September 30, 2016	December 31, 2015

Computers and equipment	$39,879	$46,348
Furniture & Fixtures	8,369	9,496
Office equipment	3,149	3,573
Short term Leasehold Property	94,355	107,052
	145,752	166,469
Accumulated depreciation and amortization	(81,393)	(67,410)
Property and equipment, net	$64,359	$99,059

Depreciation and amortization expense on property, plant and equipment for the nine months ended September 30, 2016 and 2015 was $24,383 and $36,430, respectively.

Depreciation and amortization expense on property, plant and equipment for the three months ended September 30, 2016 and 2015 was $7,639 and $11,787, respectively. The Company sold fixed assets during the 2015 financial year for $2,231.

5. Intangible Assets

During the 2013 financial year, the decision was taken to dissolve iOra Limited, a group company into iOra Software Limited, as the Company was no longer trading but still held a number of customer contracts with its trading name. As a result, the difference between the purchase price paid and the net asset value received was found to meet the definition of an intangible asset.

F-10

Intangible assets consisted of the following:

	September 30, 2016	December 31, 2015

Customer lists	$457,120	$518,633
Accumulated amortization	(319,984)	(285,248)
Intangible assets, net	$137,136	$233,385

Amortization expense on intangible assets for the nine months ended September 30, 2016 and 2015 was $72,843 and $82,442, respectively.

Amortization expense on intangible assets for the three months ended September 30, 2016 and 2015 was $23,087 and $26,983, respectively.

Future amortization of intangible assets is as follows:

2016	$(22,856)
2017	(91,424)
2018	(22,856)
Total	$(137,136)

6. Related Party Transactions

Related Party Accounts Receivable and Payable

At September 30, 2016 and December 31, 2015, the Company had a payable balance of $1,030,744 and $699,391 respectively, to Stocksfield Limited for payments made by Stocksfield Limited on behalf of iOra and management fees charged by Stocksfield Limited for managing the day to day operations of iOra. Stocksfield Limited is the parent entity of iOra Software Limited. On December 23, 2015, ownership of Stocksfield Limited was transferred to Stocksfield Holdings, a Company registered in England and Wales.

During the year the Company issued an additional 99 shares. Of the 99 shares issued, 10 were issued to Lexalytics Limited and 89 were issued to Stocksfield Limited. The shares were not issued for any value; however, the purpose of the issue was to facilitate a line of credit between iOra Software Limited and Lexalytics Limited as and when required by iOra Software Limited and subject to the availability of resources in Lexalytics Limited.

The issue of 89 shares to Stocksfield Limited was in order to allow for Stocksfield Limited to retain 90% of the issued shares in iOra Software Limited.

Management fees

During the nine months ended September 30, 2016 and 2015, the Company incurred a management fee expense payable to Stocksfield Limited of $593,504 and $606,208 respectively.

During the three months ended September 30, 2016 and 2015, the Company incurred a management fee expense payable to Stocksfield Limited of $202,057 and $202,069 respectively.

F-11

7. Stockholder’s Deficit

As of September 30, 2016, the Company authorized 100 common shares having par value of $1 and had 100 common shares issued and outstanding. As of December 31, 2015, the Company had 1 common share issued and outstanding.

During the period ended September 30, 2016, the Company’s sole shareholder, Stocksfield Limited, who owned 1 share of the Company, approved to give 10% of the Company shares to a related party, Lexalytics Limited. As a result of such approval, the Company issued an additional 99 shares, in which 10 shares were issued to Lexalytics Limited and 89 shares were issued to Stocksfield Limited.

The shares were issued for no consideration and have been recorded at par.

8. Loans Payable

8.1      Leonard Curtis

On March 12, 2013, iOra Limited, one of the Group entities, was placed into Creditors Voluntary Liquidation. As a result of intercompany financing, the Company advanced an aggregate of $594,165 to the Company as an intercompany loan. Leonard Curtis were appointed joint liquidators and agreement was reached for the Company to settle full and finally the iOra Limited debt by means of two payments of $325,309 and $268,856 due on January 15, 2016 and February 26, 2016, respectively.

The loan is unsecured, non-interest bearing and subjected to a 4.5% discount rate. The Company recorded an initial discount of $96,677 and amortized throughout the life of the loan. The Company incurred interest expense from the amortized loan discount for the nine months ended September 30, 2016 and 2015 of $16,813 and $22,495, respectively. As of September 30, 2016 and December 31, 2015, the loan has a balance of $590,460 and $657,306, respectively. As of September 30, 2016 and December 31, 2015, the loan has an unamortized discount balance of $0 and $16,813, respectively.

Subsequent to year end, the Company has not made repayment of the loan owed to Leonard Curtis. The Company is in regular communication with Leonard Curtis and the intention is that settlement will be made prior to the end of February 2017

8.2      Bibby Financial Services

During the period ended September 30, 2016, the Company entered into a factoring arrangement whereby cash of $385,941 was advanced by the factor on a large sales invoice which was issued with repayment terms. The amount owing to the factor, Bibby Financial Services, is still outstanding in the amount of $391,530 as of September 30, 2016. This is due for repayment by the end of February 2017 of which approximately $220,000 had been repaid during January 2017. This is an agreed upon amended repayment date of the facility as the funds were collectable by the factor upon collection of the funds by iOra from iOra’s customer.

Bibby Financial Services has a legal charge over the Company for the following:

By way of first legal mortgage, all land belonging to the Company at the date of the debenture without limitation and all buildings and fixtures and fixed plant and machinery at any time thereon and all easements, rights and agreements in respect of such property; and all proceeds of sale of such property; and the benefit of all covenants given in respect of such property.

F-12

9. Commitments and Contingencies

Facility Sublease

On October 23, 2014, the Company entered into a five-year lease agreement effective from October 23, 2014 for its corporate office. The lease agreement provides for a break clause after 36 months. Under the terms of the sublease the Company pays $4,043 per month and is responsible to pay its own expenses for utilities, taxes, insurance and repairs.  Future lease payments related to the Company's office leases as of September 30, 2016 totaled $194,697

2016	$15,786
2017	63,145
2018	63,145
2019	52,621
Total	$194,697

Overdraft facility

iOra’s parent company, Stocksfield Limited, had an overdraft facility with the Company’s bankers, Coutts & Co until June 2016. The facility was available for use by all entities within the Stocksfield Limited Group. The overdraft facility had a maximum drawdown limit of $354,321 (£240,000).

As additional security for the facility in case of default, on February 26, 2014, iOra Software pledged its assets to this facility. Furthermore, Stocksfield Limited, Mckinley Software Limited, Lexalytics Limited and iOra Software Limited entered into a separate Corporate Cross Guarantee on May 12, 2015 as further security for this facility.

Effective as of June 2016, the Stocksfield Limited Group overdraft borrowing was consolidated into a term loan. The loan was agreed for a sum of $312,297 at an annualized interest rate of 4% above the bank’s base rate (bank’s base rate at date of signature being 0.5% per annum) repayable quarterly. The loan would be repaid in equal monthly installments of $32,531. To date all monthly repayments have been met. The final repayment date of the loan is scheduled for May 2017. As of September 30, 2016 and December 31, 2015, the Company has an overdraft balance that related to this loan of $503 and $261, respectively.

Guarantor on a related party loan

iOra’s parent company, Stocksfield Limited, had a loan with several amendments with Bond House SA, for which iOra is named as one of the guarantors. The total loan balance was $2,556,210 (€2,274,209) as of September 30, 2016 and $2,259,973 (€2,079,666) as of December 31, 2015. The loan has an extended maturity date of December 24, 2016. As of the date of this filing, this loan has yet to be repaid. Stocksfield Limited and iOra have obtained a waiver from the Bond House SA indicating that at the time of the waiver Bond House is not contemplating any actions to enforce on their rights and remedies within the agreement.

Legal Proceedings

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm the Company's business. The Company does not believe that any of these will result in material financial loss to the business.

F-13

10. Subsequent Event

Events through February 14, 2017, the date the financials were available for distribution, were evaluated by the On December 31, 2016, BTHC X, Inc., a Delaware corporation (”BTHC”)” entered into a contribution agreement, which was amended pursuant to a letter agreement dated February 13, 2017 (the contribution agreement and letter agreement together referred to as the “Contribution Agreement”), with iOra Software Limited, a United Kingdom company (“iOra”), the shareholders of iOra (the “Contributors”), each of whom contributed their iOra shares to BTHC , pursuant to which BTHC effected an acquisition of iOra and, as a result, indirectly acquired iOra’s wholly owned U.S. subsidiary, iOra, Inc. (such transaction referred to herein as the “Business Combination”). The Business Combination closed on February 13, 2017 and, pursuant to the terms of the Contribution Agreement, iOra became a wholly-owned subsidiary of BTHC.

In conjunction with the Business Combination, BTHC has designated a series of 10,000,000 convertible preferred shares, par value $0.001 per share (the “BTHC Series A Convertible Preferred Stock”), which shall be convertible into shares of common stock of BTHC, par value $0.001 per share (the “BTHC Common Stock”) in accordance with the certificate of designation.

The Contributors have contributed their iOra Shares (the “Contribution”) to BTHC in exchange for 6,323,530 newly issued shares of BTHC Series A Convertible Preferred Stock, which are convertible into BTHC Common Stock at the rate of one (1) share of BTHC Series A Convertible Preferred Stock to 41.129815535 shares of BTHC Common Stock (the “Contribution Consideration”), to be issued to each Contributor in accordance with each Contributor’s Pro Rata share contribution resulting in iOra becoming a wholly-owned subsidiary of BTHC and the Contributors becoming the majority owners of BTHC.

At the closing of the Business Combination, pursuant to the terms of the Contribution Agreement, iOra contributed all of its issued and outstanding shares of capital stock (100 shares) to BTHC and issued a $75,000 promissory note (the “Promissory Note”) payable to BTHC within 14 days of Closing, which funds will be used to repay outstanding loans of BTHC. The BTHC Series A Convertible Preferred Stock gives the Contributors majority voting rights in BTHC which will allow them to increase and then split BTHC’s Common Stock by way of a shareholder vote. The resulting conversion will cause the Contributors to ultimately receive an aggregate of 9,160,000 shares of Common Stock (the “Exchange Shares”), of which 2,925,000 of the Exchange Shares (the “Escrow Shares”) will be held in escrow subject to the Company achieving certain minimum financial performance targets.

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